Exhibit 99.1

Dave Reports Fourth Quarter & Full Year 2025 Financial Results

Q4 Revenue Increases 62% to $163.7 Million; FY 2025 Revenue Increases 60% to $554.2 Million

Q4 Net Income Grows 292% to $66.0 Million; FY 2025 Net Income Increases 238% to $195.9 Million

Q4 Adj. EBITDA Increases 118% to $72.9 Million; FY 2025 Adj. EBITDA Increases 162% to $226.7 Million

Establishes 2026 Outlook Reflecting Revenue Growth of 25% - 28% with Expanding Adj. EBITDA Margins

Increases Share Repurchase Authorization from $125 Million to $300 Million

LOS ANGELES, CA – March 2, 2026 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the fourth quarter and full year ended December 31, 2025.

“We closed 2025 with another record quarter, marking our third consecutive period of 60%+ year-over-year revenue growth,” said Jason Wilk, Founder and CEO of Dave. “We once again demonstrated the durability of our growth algorithm, as ARPU expanded 36% year-over-year and monthly transacting members (“MTMs”) accelerated 19%. Our 2.9 million MTMs are still a small fraction of what we estimate to be the overall 185 million customer TAM, and we believe we’re still early in our journey to drive incremental ARPU through underwriting enhancements, ExtraCash features and pricing, and new credit products. These factors give us tremendous confidence that we can continue to deliver strong growth for many years to come.

“Powered by CashAI v5.5 of our underwriting engine, we reduced our 28-day past due rate significantly even as originations grew by 50%. This combination of delivering what we believe are the most competitive credit offers for our members while generating strong and improving unit economics creates an increasingly powerful moat around our business.

“We have entered 2026 in a position of great strength. Regardless of the broader macroeconomic environment, we believe we are very well-positioned to continue scaling profitably.”

Quarterly Financial Highlights ($ in millions, except for per share amounts, unaudited)

	4Q24	1Q25	2Q25	3Q25	4Q25
GAAP Operating Revenues, Net	$100.9	$108.0	$131.7	$150.8	$163.7
% Change vs. prior year period	38%	47%	64%	63%	62%
Non-GAAP Gross Profit*	$72.6	$83.4	$92.0	$104.2	$121.9
% Change vs. prior year period	58%	67%	78%	62%	68%
Non-GAAP Gross Profit Margin*	72%	77%	70%	69%	74%
Change vs. prior year period	900 bps	900 bps	500 bps	0 bps	300 bps
GAAP Net Income	$16.8	$28.8	$9.1	$92.0	$66.0
% Change vs. prior year period	9,289%	(16%)	42%	19,658%	292%
Adjusted Net Income*(1)	$27.8	$32.5	$40.5	$64.6	$53.3
% Change vs. prior year period	NM	208%	290%	208%	92%
Adjusted EBITDA*	$33.4	$44.2	$50.9	$58.7	$72.9
% Change vs. prior year period	234%	235%	236%	137%	118%
Adj. Net Income per Diluted Share*(1)	$1.91	$2.22	$2.78	$4.45	$3.69
% Change vs. prior year period	NM	177%	263%	196%	93%

*Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.
NM = not meaningful.
(1) Prior period Adjusted Net Income has been updated to include the income tax effect of stock-based compensation, conforming to the current period presentation.

Fourth Quarter 2025 Operating Highlights

•
New Members came in at 867,000, at a customer acquisition cost of $20
•
MTMs increased 19% Y/Y to 2.93 million
•
ExtraCash originations increased 50% Y/Y to $2.2 billion, while ExtraCash Monetization Rate Net of Losses expanded 29 basis points to a record 4.8%
•
Average 28-day past due rate improved 12% or 26 basis points Q/Q to 1.89%
•
Dave Debit Card spend increased 17% Y/Y to $534 million

Annual Financial Highlights ($ in millions)

	FY 2024	FY 2025
GAAP Operating Revenues, Net	$347.1	$554.2
% Change vs. prior year	34%	60%
Non-GAAP Gross Profit*	$238.5	$401.5
% Change vs. prior year	59%	68%
Non-GAAP Gross Profit Margin*	69%	72%
Change vs. prior year	1,100 bps	400 bps
GAAP Net Income	$57.9	$195.9
% Change vs. prior year	NM	238%
Adjusted Net Income*(1)	$69.7	$190.9
% Change vs. prior year period	NM	174%
Adjusted EBITDA*	$86.5	$226.7
% Change vs. prior year period	NM	162%

*Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.
NM = not meaningful.
(1) Prior period Adjusted Net Income has been updated to include the income tax effect of stock-based compensation, conforming to the current period presentation.

Liquidity Summary

As of December 31, 2025, the Company had $123.2 million in cash and cash equivalents, marketable securities, investments, and restricted cash, compared to $93.6 million as of September 30, 2025. The increase is largely due to higher free cash flow generation, partially offset by higher receivables balances and $11.8 million in share repurchases. The Company did not increase utilization of its credit facility during the quarter.

2026 Financial Guidance ($ in millions)

FY 2026
GAAP Operating Revenues, Net	$690 - $710
Year-Over-Year Growth	25% - 28%
Adjusted EBITDA*	$290 - $305
Adjusted EPS (Diluted)*	$14.00 - $15.00

*Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO and COO, Kyle Beilman, commented: “Q4 results reflect continued improvement in our unit economics. Average ExtraCash origination size grew 20% year-over-year, and net monetization rate reached a record 4.8%. As a result, gross profit payback periods improved further to under four months. Looking ahead, our 2026 outlook reflects continued execution against our baseline medium term growth algorithm of mid-teens MTM growth and low double digit ARPU expansion. We have a disciplined growth strategy in place, balancing strong profitability with investments in new product development and go-to-market capabilities that we believe will drive future growth. We expect to continue expanding annual Adj. EBITDA margins, given strong revenue flow-through to Adj. EBITDA, which exceeded 60% in Q4.”

Beilman added, “With strong conversion of Adj. EBITDA into free cash flow, combined with our year-end cash position and the incremental liquidity expected from our Coastal Community Bank funding arrangement mid-year, our forecasted total cash for the year represents a meaningful double-digit percentage of our current enterprise value. This liquidity should provide significant flexibility to execute on our capital allocation priorities, including significant, opportunistic share repurchases under our new $300 million authorization, while continuing to invest in profitable growth.”

Conference Call

Dave management will host a conference call on Monday, March 2, 2026, at 5:00 p.m. Eastern time to discuss its financial results for the fourth quarter and full year ended December 31, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Monday, March 2, 2026

Time: 5:00 p.m. Eastern time

Conference Call Registration: link

Webcast: link

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the Company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, statements relating to fiscal year 2026 guidance, projected financial results for future periods and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological and AI-related developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, “Members”) and sell additional functionality and services to its Members; the ability of Dave to successfully launch new products and services; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on two bank partners; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, arbitration, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 and any subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to adjusted net income, adjusted EBITDA, non-GAAP gross profit, non-GAAP gross profit margin, and adjusted net income per share (basic and diluted) of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as GAAP net income before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, discretionary or non-recurring income, gain on extinguishment of convertible debt, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates variable operating expenses as provision for credit losses, processing and servicing costs and financial network and transaction costs. The Company defines and calculates non-GAAP gross profit as GAAP operating revenues, net excluding variable operating expenses. The Company defines and calculates non-GAAP gross profit margin as non-GAAP gross profit as a percentage of GAAP operating revenues, net. The Company defines and calculates adjusted net income as GAAP net income adjusted to exclude stock-based compensation, discretionary or non-recurring income, the gain on extinguishment of convertible debt, the tax impact related to the gain on extinguishment of convertible debt, non-recurring legal settlement and litigation expenses, the tax impact related to the release of the valuation allowance, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates non-GAAP adjusted net income per share - basic and non-GAAP adjusted net income per share - diluted as adjusted net income divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and 12 months ended December 31, 2025, and 2024.

Investor Relations Contact
Sean Mansouri, CFA or Stefan Norbom
Elevate IR
DAVE@elevate-ir.com

Media Contact
Dan Ury
press@dave.com

DAVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

Operating revenues:
Service based revenue, net	$153.2	$90.8	$511.9	$311.4
Transaction based revenue, net	10.5	10.1	42.3	35.7
Total operating revenues, net	163.7	100.9	554.2	347.1
Operating expenses:
Provision for credit losses	25.3	16.6	91.0	54.6
Processing and servicing costs	9.9	6.0	33.5	29.3
Financial network and transaction costs	6.6	5.7	28.2	24.7
Advertising and activation costs	19.7	14.7	66.0	53.4
Compensation and benefits	24.9	26.8	103.4	105.8
Technology and infrastructure	3.3	2.6	12.1	11.0
Other operating expenses	9.5	7.5	33.3	33.6
Total operating expenses	99.2	79.9	367.5	312.4
Other (income) expenses:
Interest expense, net	1.4	1.3	5.4	5.0
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	0.6	0.9	3.3	1.0
Changes in fair value of public and private warrant liabilities	(1.8)	1.3	9.9	1.7
Total other (income) expense, net	0.2	3.5	18.6	(25.7)
Net income (loss) before provision (benefit) for income taxes	64.3	17.5	168.1	60.4
Provision (benefit) for income taxes	(1.7)	0.7	(27.8)	2.5
Net income	$66.0	$16.8	$195.9	$57.9

Net income per share:
Basic	$4.88	$1.31	$14.65	$4.62
Diluted	$4.57	$1.16	$13.53	$4.19
Weighted-average shares used to compute net income per share:
Basic	13,510,175	12,802,737	$13,366,072	12,520,789
Diluted	14,442,729	14,526,144	$14,480,703	13,822,582

RECONCILIATION OF TOTAL OPERATING REVENUES, NET
(in millions)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

Service based revenue, net
Processing and overdraft service fees, net	$140.7	$66.0	$466.8	$218.8
Tips	—	18.3	7.5	67.6
Subscriptions	12.4	6.5	37.2	24.6
Other	0.1	—	0.4	0.4
Transaction based revenue, net
Interchange revenue, net	6.4	5.6	24.4	20.0
ATM revenue, net	—	0.8	2.3	3.1
Other	4.1	3.7	15.6	12.6
Total operating revenues, net	$163.7	$100.9	$554.2	$347.1

RECONCILIATION OF OPERATING EXPENSES TO VARIABLE OPERATING EXPENSES
(in millions)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

Operating expenses	$99.2	$79.9	$367.5	$312.4
Advertising and activation costs	(19.7)	(14.7)	(66.0)	(53.4)
Compensation and benefits	(24.9)	(26.8)	(103.4)	(105.8)
Technology and infrastructure	(3.3)	(2.6)	(12.1)	(11.0)
Other operating expenses	(9.5)	(7.5)	(33.3)	(33.6)
Variable operating expenses	$41.8	$28.3	$152.7	$108.6

CALCULATION OF NON-GAAP GROSS PROFIT
(in millions)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

GAAP operating revenues, net	$163.7	$100.9	$554.2	$347.1
Variable operating expenses	(41.8)	(28.3)	(152.7)	(108.6)
Non-GAAP gross profit	$121.9	$72.6	$401.5	$238.5
Non-GAAP gross profit margin	74%	72%	72%	69%

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in millions)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

Net income	$66.0	$16.8	$195.9	$57.9
Interest expense, net	1.4	1.3	5.4	5.0
Provision (benefit) for income taxes	(1.7)	0.7	(27.8)	2.5
Depreciation and amortization	2.0	2.3	6.9	7.5
Stock-based compensation	6.9	10.1	29.9	37.3
Discretionary and non-recurring income	(0.5)	—	(1.3)	—
Legal settlement and litigation expenses	—	—	4.5	7.0
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	0.6	0.9	3.3	1.0
Changes in fair value of public and private warrant liabilities	(1.8)	1.3	9.9	1.7
Adjusted EBITDA	$72.9	$33.4	$226.7	$86.5

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in millions, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

Net income	$66.0	$16.8	$195.9	$57.9
Stock-based compensation	6.9	10.1	29.9	37.3
Discretionary and non-recurring income	(0.5)	—	(1.3)	—
Legal settlement and litigation expenses	—	—	4.5	7.0
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	0.6	0.9	3.3	1.0
Changes in fair value of public and private warrant liabilities	(1.8)	1.3	9.9	1.7
Income tax benefit related to the release of the valuation allowance	(5.2)	—	(32.6)	—
Income tax expense (benefit) related to stock based compensation	(12.7)	(1.8)	(18.7)	(2.8)
Income tax expense related to gain on extinguishment of convertible debt	—	0.5	—	1.0
Adjusted net income	$53.3	$27.8	$190.9	$69.7

Adjusted net income per share:
Basic	$3.94	$2.17	$14.28	$5.57
Diluted	$3.69	$1.91	$13.18	$5.04

DAVE INC.
SUMMARY BALANCE SHEET
(in millions)
(unaudited)

	December 31,	December 31,
	2025	2024

Cash, cash equivalents, restricted cash, marketable securities, and investments	$123.2	$91.9
ExtraCash receivables, net of allowance for credit losses	297.3	175.9
Other assets	66.9	31.5
Total assets	$487.4	$299.3

Debt facility	$75.0	$75.0
Other current liabilities	39.0	35.1
Other liabilities	20.7	6.1
Total liabilities	$134.7	$116.2

Total shareholders' equity	$352.7	$183.1